UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2007

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place 11701 Luna Road Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A is being filed to correct a misstatement about the employer of David L. Pope, a director of i2 Technologies, Inc., as described in Item 5.02 of that certain Current Report on Form 8-K of i2 Technologies, Inc. dated September 20, 2007 (filed September 26, 2007) (the “Original Filing”). On September 20, 2007, Mr. Pope was not employed by an affiliate of Amalgamated Gadget, L.P., which acts as investment manager for R2 Top Hat, Ltd., which owns all of the issued and outstanding shares of the Series B Preferred Stock. On September 20, 2007, Mr. Pope was a partner in Millennium Technology Partners, LLP.

On the date of the Original Filing it was not contemplated by the Company that Mr. Pope would be serving on any committees of the Board of Directors (the “Board”). Subsequently it was determined by the Board to add him to the Nominating and Governance Committee and he was added to such committee on January 22, 2008. A sentence regarding the fact that it was not contemplated that Mr. Pope would serve on any committee of the Board has been deleted.

The other disclosures in Item 5.02 are restated below without revision.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2007, David L. Pope was elected to the Board of Directors (the “Board”) of i2 Technologies, Inc. (the “Company”) by the holder of all of the issued and outstanding shares of the Company’s 2.5% Series B Convertible Preferred Stock, par value $.001 per share (the “Series B Preferred Stock”). Pursuant to Section 6(b) of the Certificate of Designations for the Series B Preferred Stock, the holder of the Series B Preferred Stock is entitled to elect two directors to serve on the Board. The holder of the Series B Preferred Stock had previously elected Michael J. Simmons to serve on the Board.

Mr. Pope will receive the standard compensation provided to all of the Company’s non-employee directors. This compensation includes an annual cash retainer of $25,000 and participation in the Company’s stock option plan for non-employee directors, under which Mr. Pope was automatically granted, on the date of his election, an award with a value equal to $87,500 in the form of an option grant and an award with a value equal to $87,500 in the form of a restricted stock award.

Since January 1, 2006, there have been no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Pope has a material interest subject to disclosure under Item 404(a) of Regulation S-K. Mr. Pope is a partner in Millennium Technology Partners, LLP, a Dallas-based consulting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 3, 2008	i2 TECHNOLOGIES, INC.

		By:	/s/ Michael J. Berry
Michael J. Berry
Executive Vice President, Finance and Accounting and Chief Financial Officer